Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Nandan M. Nilekani, Chief Executive Officer, President and Managing Director of Infosys Technologies Limited, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Infosys Technologies Limited; and

2.	Based on my knowledge, this Amendment No. 1 to the annual report on Form 20-F of Infosys Technologies Limited does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report.

Date: April 7, 2005

/s/ Nandan M. Nilekani
Nandan M. Nilekani
Chief Executive Officer, President and
Managing Director

CHIEF FINANCIAL OFFICER CERTIFICATION

I, T.V. Mohandas Pai, Chief Financial Officer and Head-Finance and Administration of Infosys Technologies Limited, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Infosys Technologies Limited; and

2.	Based on my knowledge, this Amendment No. 1 to the annual report on Form 20-F of Infosys Technologies Limited does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report.

Date: April 7, 2005

/s/ T.V. Mohandas Pai
T.V. Mohandas Pai
Chief Financial Officer and
Head—Finance and Administration